UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 18, 2024 (November 15, 2024)

AGAPE ATP CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-41835	36-4838886
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1705 – 1708, Level 17, Tower 2, Faber Towers, Jalan Desa Bahagia,

Taman Desa, Kuala Lumpur, Malaysia 58100

(Address of principal executive offices) (Zip Code)

+(60) 192230099

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ATPC	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 15, 2024, Dr. Vong John Hing, PhD (“Dr. Vong, PhD”) resigned as our independent director of the Board of Directors (the “Board”), the chairman of the compensation committee and as a member of the audit and nominating and governance committees of the Agape ATP Corporation (the “Company”), effective from November 15, 2024. Dr. Vong, PhD will serve as the Deputy Chairman of the Board following his resignation effective on the same day. On November 15, 2024, Ms. Rose Marie Kadende Kaiser, PhD (“Ms. Rose, PhD) was appointed as an independent director of the Board to fill the vacancy left by Dr Vong, PhD’s resignation.

Prior to joining the Company, Ms. Rose, PhD has more than 25 years of professional experience, serving in various roles in higher education as a college professor; in international development as a researcher, manager and mentor; and as an independent health and wellness coach. Ms. Rose, PhD is the Founder of Season of Health, a business specializing in health coaching, training and consultant services. From 2010 to 2012, Ms. Rose, PhD served as a Transition Program Manager at the U.S. Centers for Disease Control and Prevention in Kigali, Rwanda. From 2009 to 2010, Ms. Rose, PhD served as the Consultant and De Facto Country Director for US African Development Foundation Funded Program at Kilimanjaro International Burundi Ltd. She was also an Independent Consultant for community development in 2008. Ms. Rose, PhD served as a Regional Manager for Southern Africa and Research Analyst at Geneva Global Inc in Wayne, Pennsylvania from 2002 to 2007. From 2001 to 2005, Ms. Rose, PhD worked at the University of Pennsylvania in Philadelphia, Pennsylvania as the Research Associate of Women’s Studies Program and African Studies Center and Visiting Scholar of the Solomon Asch Center for Study of Ethno-political Conflict. From 1997 to 2000, Ms. Rose PhD was a Lecturer and Assistant Professor at the Department of Sociology, Anthropology, and Social Work of Mississippi State University in Mississippi State, Mississippi. Ms. Rose, PhD completed a Bachelor of Arts in English Language and Literature at University of Burundi in 1988. Ms. Rose, PhD obtained a doctorate of philosophy in Folklore and Women’s Studies from Indiana University in 1998. She also obtained a Diploma in Integrative Nutrition Health Coach at Institute for Integrative Nutrition in 2013.

Ms. Rose PhD has no family relationships with any of the executive officers or directors of the Company. There have been no transactions in the past two years to which the Company or any of its subsidiaries was or is to be a party, in which Ms. Rose PhD had, or will have, a direct or indirect material interest.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGAPE ATP CORPORATION

Date: November 18, 2024	By:	/s/ How Kok Choong
	Name:	How Kok Choong
	Title:	Chief Executive Officer, President, Director, Secretary and Treasurer (Principal Executive Officer)

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